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                        PURCHASE FOR CANCELLATION AGREEMENT
                   THIS AGREEMENT made the 2nd day of July, 1996.
BETWEEN:
                    ROBERT Y. WEISZ
                    (hereinafter called "Weisz")
                                                             OF THE FIRST PART
                    - and -
                    3270262 CANADA INC.
                    (hereinafter called the "Corporation")
                                                             OF THE SECOND PART
                    - and -
                    COLUMBIA CENTRE FOR REHABILITATION INC.
                    (hereinafter called "CCRI")
                                                              OF THE THIRD PART

          WHEREAS Weisz wishes to sell, and the Corporation wishes to purchase for cancellation, 2,920,560 common shares in the capital of the Corporation held by Weisz for the purchase price and upon the terms and conditions hereafter set forth;

          AND WHEREAS it is a condition subsequent to the Share Purchase Agreement (the "Share Purchase Agreement") made as of even date entered into and delivered by Weisz, Yorkview Physiotherapy Centre and CCRI that Weisz and CCRI cause the Corporation to purchase the said 2,920,560 common shares from Weisz hereunder;

          NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of $2.00 paid by each party hereto to the other the premises, the mutual covenants, agreements and payments hereinafter set forth and other good and valuable consideration (the receipt and sufficiency whereof by

                                      -2-

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each of them is hereby acknowledged) the parties hereto hereby covenant and agree as follows:

1. Weisz hereby sells, and the Corporation hereby purchases for cancellation from Weisz, 2,920,560 common shares in the capital of the Corporation (the "Shares").

2. The aggregate purchase price (the "Purchase Price") payable by the Corporation for the shares is the sum of $2,920,560, subject to adjustment dollar for dollar to the extent that the cash of the Corporation as at June 30, 1996 as shown on the June Financial Statements is greater or less than the aggregate of all of the liabilities (collectively, the "Liabilities") of the Clinics and of Yorkview as at June 30, 1996 as shown on the June Financial Statements (including, without limitation, any liabilities for shareholder loans).

3. Within 7 Business Days following the delivery of the June Financial Statements to the Corporation, CCRI and Weisz pursuant to Section 9.2, the Corporation shall, in the event the cash of the Corporation as at June 30, 1996 is greater than the Liabilities, pay to Weisz the amount of such excess, and Weisz shall, in the event the cash of the Corporation as at June 30, 1996 is less than the Liabilities, pay to the Corporation the amount of such deficiency, in each case, by certified cheque or bank draft.

4.        Contemporaneously with the execution and delivery of this Agreement,
(a) Weisz shall deliver to the Corporation certificates representing the Shares owned by him duly endorsed in blank for transfer or accompanied by a stock transfer power; (b) Weisz and CCRI shall take, and shall cause the Corporation to take, all necessary steps and proceedings as approved by counsel for CCRI to permit the Shares to be duly and validly transferred to the Corporation for cancellation and to have such transfer duly and validly recorded on the books of the Corporation; and (c) the Corporation shall pay the Purchase Price to Weisz for the Shares by the delivery by the Corporation to Weisz of a certified cheque or bank draft in the amount of $2,820,560 payable to the order of Weisz, and a promissory note in the amount of $100,000, in favour of Weisz.

5. Weisz hereby represents and warrants to the Corporation and CCRI that Weisz is the registered and beneficial owner of the Shares free and clear of any and all Encumbrances.

6. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

7. Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Share Purchase Agreement.



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8.        This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF the parties hereto have executed this Agreement this 2nd day of July, 1996.

SIGNED, SEALED AND DELIVERED
      in the presence of      )
                              )
                                   --------------------------------------
                                   Robert Y. Weisz


                                   3270262 CANADA INC.


                                   By:
                                      -----------------------------------

                                   COLUMBIA CENTRE FOR
                                   REHABILITATION INC.


                                   By:
                                      -----------------------------------